Exhibit 10.1

This NOTE AND WARRANT PURCHASE AGREEMENT, dated as of June 15, 2007 (this “Agreement”), is entered into by and between OPEN ENERGY CORP., a Nevada corporation with headquarters located at 514 Via de la Valle, Suite 200, Solana Beach, CA  92075 (the “Company”), and John Fife, an individual with an address at 303 East Wacker Drive, Suite 311, Chicago, IL  60601 (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Company and the Holder are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act;

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Holder, as provided herein, and the Holder shall purchase (i) an Original Issue Discount Note Series 05-01 (the “Note”) of the Company, upon which the amount of Nine Hundred Fifty Thousand and 00/100 Dollars ($950,000) shall be due and payable at its initial maturity, or One Million and 00/100 Dollars ($1,000,000.00) shall be due and payable if the term of the Note is extended in accordance with its terms or earlier upon an event of default, in the form attached hereto as “Exhibit A”;

WHEREAS, the performance of the Note is secured by the pledge of certain shares of the Common Stock, par value $0.001 (the “Common Stock”) of the Company identified in a Stock Pledge Agreement (the “Stock Pledge Agreement”), which Stock Pledge Agreement is in the form attached hereto as “Exhibit D”, and by the delivery of two affidavits in confession of judgment (the “Affidavits in Confession of Judgment”), which Affidavits in Confession of Judgment are in the form attached hereto as “Exhibit B”;

WHEREAS, the performance of the Note is secured by a deficiency guaranty (the “Deficiency Guaranty”) made by a stockholder of the Company who si an affiliate thereof, which Deficiency Guaranty is in the form attached hereto as “Exhibit B”;

WHEREAS, contemporaneously with and as part of the purchase by the Holder of the Note, the Company also is delivering a warrant substantially in the form attached hereto as “Exhibit E” (the “Warrants”) to acquire up to four million shares of Common Stock (as exercised, the “Warrant Shares”), which purchase and sale shall occur within five (5) business days following the date hereof (the “Closing”), for a total purchase price of Seven Hundred Fifty Thousand and 00/100 ($750,000.00) (the “Purchase Price”);

WHEREAS, in the event of a default with respect to the Note, the Holder, at his option, may enter the Affidavit in Confession of Judgment and may foreclose on the Common Stock pledged as collateral pursuant to the Stock Pledge Agreement, and in connection therewith may deliver to the transfer agent of the Company a notification substantially in the form of the notification attached as an exhibit to the Form of Irrevocable Transfer Agent Instructions with Legal Opinion Attached attached hereto as “Exhibit C”;

WHEREAS, in the event of a default, all unpaid amounts due under the Note are convertible, at the election of the Holder, upon presentation of a Note Conversion Letter (the “Note Conversion Letter”) in the form attached hereto as “Exhibit F”, into a Convertible Debenture in the form attached hereto as “Exhibit G”, which Convertible Debenture is convertible into shares of Common Stock (“Conversion Shares”) at the option of the Holder, together with an attached Warrant (the “Default Warrant”) exercisable for shares of Common Stock (“Default Warrant Shares”), which Warrant is in the form attached hereto as “Exhibit H”;

WHEREAS, contemporaneously with the execution and delivery of this agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws, with respect to the Convertible Debenture and the Default Warrant, which Registration Rights Agreement is in the form attached hereto as “Exhibit I”;

WHEREAS, contemporaneously with the execution and delivery of this agreement, the parties hereto are executing and delivering a Security Agreement to secure the obligations of the Company to the Holder under the Convertible Debenture in all of the assets of the Company and each of the Company’s subsidiaries (the “Security Agreement”), which security agreement is in the form attached hereto as “Exhibit J”; and

WHEREAS, the Note, the Warrant, the Warrant Shares, the Convertible Debentures, the Conversion Shares, the Default Warrant and the Default Warrant Shares collectively are referred to herein as the “Securities”).

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Holder hereby agree as follows:

1.                                       PURCHASE AND SALE OF NOTE AND WARRANT.

(a)           Purchase of Note and Warrant.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement and the other documents delivered in connection herewith (the “Transaction Agreements”), the undersigned Holder agrees to purchase at the Closing and the Company agrees to sell and issue the Holder at the Closing, an original issue discount note with respect to which the Company is obligated to pay Nine Hundred and Fifty Thousand and 00/100 Dollars ($950,000.00) if paid on the first maturity date thereof and One Million and 00/100 Dollars ($1,000,000.00) if paid on the second maturity date thereof, in accordance with its terms, and the Warrants to acquire four million (4,000,000) Warrant Shares at an exercise price (as the same may be adjusted) of fifty cents ($0.50) per Warrant Share exercisable for three (3) years following the Closing.  The Company’s obligation to pay the amounts due pursuant to the Note shall be secured by the pledge of Common Stock by one or more holders thereof pursuant to the terms of the Stock Pledge Agreement; and, in addition, any unpaid amounts owed following sale of all Pledged Shares (as defined in the Stock Pledge Agreement) may, at the option of the Holder, be converted into one or more Convertible Debentures with detachable Default Warrants.

(b)           Closing Date.  The Closing of the purchase and sale of the Notes and Warrants shall take place at 10:00 a.m. Central Standard Time on the fifth (5th) business day following the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 7 and 8 below (or such other date as is mutually agreed to by the Company and the Holder (the “Closing Date”).  The Closing shall occur on the Closing Date at the offices of Holder, or such other place as is mutually agreed to by the Company and the Holder.

(c)           Form of Payment.  Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date (i) the Holder shall deliver to the Company the Purchase Price for the Notes and Warrants to be issued and sold to the Holder at the Closing, minus the fees to be paid directly from the proceeds of the Closing as set forth herein, and (ii) the Company shall deliver to the Holder the Note, Warrant, and other Transaction Agreements referred to herein, duly executed on behalf of the Company.

2.                                       HOLDER REPRESENTATIONS AND WARRANTIES; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Holder represents and warrants that:

(a)           Investment Purpose.  The Holder is acquiring the Securities for his own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that by making the representations herein, the Holder reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.  The Holder does not currently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(b)           Accredited Investor Status.  The Holder is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the General Rules and Regulations under the 1933 Act.

(c)           Reliance on Exemptions.  The Holder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

(d)           Information.  The Holder and his advisors (and his counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Securities which have been requested by him.  The Holder and his advisors, if any, have been afforded the opportunity to ask questions of the Company and its management.  Neither such inquiries nor any other due diligence investigations conducted by the Holder or his advisors, if any, or his representatives shall modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained in Section 3 below.  The Holder understands that his investment in the Securities involves a high degree of risk.  The Holder is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables the Holder to obtain information from the Company in order to evaluate the merits and risks of this investment.  The Holder has sought such accounting, legal and tax advice as he has considered necessary to make an informed investment decision with respect to his acquisition of the Securities.

(e)           No Governmental Review.  The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)            Transfer or Resale.  The Holder understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) the Holder provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144, Rule 144(k), or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)           Legends.  The Holder agrees to the imprinting, so long as is required by this Section 2(g), of a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Certificates evidencing the Conversion Shares, the Warrant Shares or the Default Warrant Shares shall not contain any legend (including the legend set forth above) (i) while a registration statement (including the Registration Statement) covering the resale of such Security is effective under the Securities Act, (ii) following any sale of such Warrant Shares, Conversion Shares or Default Warrant Shares pursuant to Rule 144, (iii) if such Warrant Shares, Conversion Shares or Default Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date (the “Effective Date”) of a Registration Statement if required by the Company’s transfer agent to effect the removal of the legend hereunder.  If the Holder exercises all or any portion of the Convertible Debentures, Warrants or Default Warrants at a time when he is not an Affiliate of the Company (a “Non-Affiliated Holder”) at a time when there is an effective registration statement to cover the resale of the Conversion Shares, Warrant Shares or the Default Warrant Shares, such Warrant Shares, Conversion Shares or Default Warrant Shares shall be issued free of all legends.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 2(g), it will, no later than three (3) Trading Days following the delivery by a Non-Affiliated Holder to the Company or the Company’s transfer agent of a certificate representing Warrant Shares, Conversion Shares or Default Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Non-Affiliated Holder a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 2(g).  The Holder acknowledges that the Company’s agreement hereunder to remove all legends from Conversion Shares or Warrant Shares is not an affirmative statement or representation that such Conversion Shares or Warrant Shares are freely tradable.  The Holder agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 2(g) is predicated upon the Company’s reliance that the Holder will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a

Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(h)           Authorization, Enforcement.  This Agreement is a valid and binding agreement of the Holder enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)            Receipt of Documents.  The Holder and his counsel have received and read in their entirety:  (i) this Agreement and each representation, warranty and covenant set forth herein and the Transaction Agreements; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company’s Form 10-KSB for the fiscal year ended May 31, 2006; (iv) the Company’s Forms 10-QSB for the fiscal quarters ended August 31, 2006, November 30, 2006 February 28, 2007 and (v) answers to all questions the Holder submitted to the Company regarding an investment in the Company; and the Holder has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(j)            No Legal Advice From the Company.  The Holder acknowledges that he had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his own legal counsel and investment and tax advisors.  The Holder is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.             COMPANY REPRESENTATIONS.

Except as set forth under the corresponding sections of the Disclosure Schedules designated “Exhibit L”, which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, or as otherwise provided in the Company’s SEC Documents, the Company hereby makes the representations and warranties set forth below to the Holder.  To the best knowledge of the Company:

(a)           Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary free and clear of any liens, and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted.  Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Note, the Stock Pledge Agreement, the Irrevocable Transfer Agent Instructions, the Warrant, the Convertible Debentures, the Default Warrants, the Security Agreement, the Registration Rights Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively the “Transaction Agreements”) and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, the reservation for issuance and the issuance of the Conversion Shares, and the reservation for issuance and the issuance of the Warrant Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Agreements have been duly executed and delivered by the Company, (iv) the Transaction Agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.  The authorized officer of the Company executing the Transaction Agreements knows of no reason why the Company cannot file the Registration Statement as required under the Registration Rights Agreement or perform any of the Company’s other obligations under the Transaction Agreements.

(d)           Capitalization.  The authorized capital stock of the Company consists of 1,125,000,000 shares of Common Stock, of which, as of May 16, 2007,  98,161,724 shares of Common Stock are issued and outstanding.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as disclosed in Schedule 3(d) and the Company’s SEC Documents: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its subsidiaries; (v) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (viii) the Company and its subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.   No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(e)           Issuance of Securities.  The issuance of the Note, the Warrants, the Convertible Debentures and the Default Warrants is duly authorized and free from all taxes, liens and charges with respect to the issue thereof.  Upon conversion in accordance with the terms of the Convertible Debentures or exercise in accordance with the Warrants or the Default Warrants, as the case may be, the Warrant Shares, the Conversion Shares and the Default Warrant Shares, respectively, when issued will be validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.  The Company has reserved from its duly authorized capital stock the appropriate number of shares of Common Stock as set forth in this Agreement.

(f)            No Conflicts.  The execution, delivery and performance of the Transaction Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note, the Warrant, the Convertible Debentures and the Default Warrants, and reservation for issuance and issuance of the Warrant Shares, the Conversion Shares and the Default Warrant Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the National Association of Securities Dealers Inc.’s OTC Bulletin Board) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(g)           SEC Documents; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension.  The Company has delivered to the Holder or his representatives, or made available through the SEC’s website at http://www.sec.gov., true and complete copies of the SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Holder which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(i) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made and not misleading.

(h)           10(b)-5.  The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(i)            Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

(j)            Acknowledgment Regarding Holder’s Purchase of the Note, and Warrant and contingent issuance of Convertible Debentures and Default Warrants.  The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that the Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Holder or any of his representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Holder’s purchase of the Securities.  The Company further represents to the Holder that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(k)           No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(l)            No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(m)                               Employee Relations.  Neither the Company nor any of its subsidiaries is involved in any labor dispute or, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened.  None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(n)                                 Intellectual Property Rights.  The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(o)                                 Environmental Laws.  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(p)                                 Title.  All real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(q)                                 Insurance.  The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged.  Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(r)                                    Regulatory Permits.  The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(s)                                  Internal Accounting Controls.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(t)                                    No Material Adverse Breaches, etc.  Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.  Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(u)                                 Tax Status.  The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(v)                                 Certain Transactions.  Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the SEC Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(w)                               No Rights of First Refusal.  The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

(x)                                   Investment Company.  The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(y)                                 Registration Rights.  Other than Cornell Capital Partners, LP and the Holder, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.  There are no outstanding registration statements not yet declared effective and there are no outstanding comment letters from the SEC or any other regulatory agency.

(z)                                   Private Placement.  Assuming the accuracy of the Holder’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Holders as contemplated hereby.  The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Primary Market (as defined in Section 4(h)).

(aa)                            Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Primary Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Primary Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(bb)                          Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(cc)                            Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Convertible Debentures and the Default Warrant Shares issuable upon exercise of the Default Warrants will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Debentures in accordance with this Agreement and the Convertible Debentures and its obligation to issue the Default Warrant Shares upon exercise of the Default Warrants in accordance with this Agreement and the Warrants, in each case, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(dd)                          Purpose of Loan, Plan of Repayment.  The Company intends to use proceeds for working capital and general business purposes.  The Company has a reasonable, good faith belief in its ability to repay the loan evidenced by the Note as and when the same may become due and payable from future sales revenues and, to the extent necessary, from future financings by the Company.

4.                                       CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

(a)                                  Best Efforts.  Each party shall use his or its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

(b)                                 Form D.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Holder promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities for sale to the Holder at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Holder on or prior to the Closing Date.

(c)                                  Reporting Status.  Until the earlier of (i) the date as of which the Holder may sell all of the Securities without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto), or (ii) the date on which (A) the Holder shall have sold all the Securities and (B) none of the Convertible Debentures or Warrants are outstanding (the “Registration Period”), the Company shall file when due all reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d)                                 Use of Proceeds.  The Company will use the proceeds from the sale of the Convertible Debentures as provided in Section 3(dd) of this Agreement.

(e)                                  Reservation of Shares.  On the date hereof, the Company shall reserve for issuance to the Holder four million (4,000,000) shares for issuance upon exercise of the Warrant, two million (2,000,000) shares for issuance upon conversions of the Convertible Dentures and four million (4,000,000) shares for issuance upon exercise of the Default Warrants (collectively, the “Share Reserve”).  The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock.  The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full exercise of the Warrants, the full conversion of the Convertible Debentures and the full exercise of the Default Warrants.  If at any time the Share Reserve is insufficient to effect the full exercise of the Warrants, the full conversion of the Convertible Debentures or the full exercise of the Default Warrants, the Company shall increase the Share Reserve accordingly.  If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the shareholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized.  The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.  Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(f)              Warrants.  The Company agrees to issue to the Holder on the Closing Date a transferable warrant for the purchase of four million (4,000,000) shares of Common Stock at an exercise price (the “Exercise Price”) equal to fifty cents ($0.50) per share.  Each Warrant shall be exercisable commencing on the Commencement Date specified in the Warrants and shall expire at the close of business on the date which is the last day of the calendar month in which the third annual anniversary of the Effective Date occurs.  Each Warrant shall have cashless exercise rights as provided in the Warrant.  Except as specified above, each Warrant shall generally be in the form annexed hereto as “Exhibit E”.  The Warrant Shares shall be subject to the provisions of the Registration Rights Agreement.

(g)           Convertible Debentures and Default Warrants.  The Company agrees to issue to the Holder on the Closing Date a Convertible Debenture, which shall become a binding obligation of the Company in the event of a default by the Company in its performance of its obligations under the Note, and a transferable warrant for the purchase of shares of Common Stock in the event that the Convertible Debentures become a binding obligation of the Company.

(h)                                 Listings or Quotation.  The Company’s Common Stock shall be listed or quoted for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board (“OTCBB”) (each, a “Primary Market”).  The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Agreements.

(i)                                     Fees and Expenses.

(i)                                     Each of the Company and the Holder shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Agreements.  The Company shall pay J.H.Darbie & Co. a fee equal to $50,000 which shall be paid directly from the gross proceeds of the Closing.
(ii)                                  The Company shall pay a structuring and due diligence fee to the Holder of Five Thousand and 00/100 Dollars ($5,000.00), which shall be paid directly from the proceeds of the Closing.

(j)                                     Corporate Existence.  So long as any of the Note, the Convertible Debentures or the Default Warrants remains outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation an Organizational Change, the Company obtains the written consent of the Holder.

(k)                                  Disclosure of Transaction.  Within four (4) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Agreements in the form required by the Exchange Act and attaching the material Transaction Agreements (including, without limitation, this Agreement, the form of the Convertible Debenture, the form of Warrant and the form of the Registration Rights Agreement) as exhibits to such filing.

(l)                                     Registration Rights.  If at any time after the date hereof the Company shall file a registration statement, the Company shall, at the Holder’s option, include the Conversion Shares and the Warrant Shares issuable to the Holder.

(m)                               Payments.  The Company agrees that it shall not fail to make any payment of the principal of, interest on, or other obligations in respect of, the Notes, free of any claim of subordination, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise), for five (5) business days after the same shall be due and payable.

(n)                                 Observe Covenants.  The Company agrees that it shall not fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit, any breach of, the Notes or any other of the Loan Agreements.

(o)                                 Bankruptcy.  The Company agrees that it shall not commence a voluntary case under the United States Bankruptcy Code or insolvency laws as now or hereafter in effect or any successor thereto (the “Bankruptcy Code”); or suffer to have an involuntary case commenced against it under the Bankruptcy Code in which the petition is not controverted within thirty (30 days), or is not dismissed within sixty (60) days, after commencement of such involuntary case; or suffer to have a “custodian” (as defined in the Bankruptcy Code) appointed for, or take charge of, all or any substantial part of the property of the Company, or commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, or suffer to have commenced against it any such proceeding which remains undismissed for a period of sixty (60) days; or be adjudicated insolvent or bankrupt; or have or suffer to have any order of relief or other order approving any such case or proceeding entered; or have or suffer to have any appointment of any custodian or the like for any thereof or any substantial part of its property which continues undischarged or unstayed for a period of sixty (60) days; or make a general assignment for the benefit of creditors; or fail to pay, or state that it is unable to pay, its debts generally as they become due; call a meeting of all of its respective creditors with a view to arranging a composition or adjustment of its debts; or by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or take any corporate or other action for the purpose of effecting any of the foregoing.

(p)                                 Cross-Defaults.  The Company agrees that it shall not default in any of its obligations under any mortgage, credit agreement or other facility, indenture, agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness thereof in an amount exceeding fifty thousand dollars ($50,000.00), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

(q)                                 Trading Suspension, Delisting.  The Company agrees that it shall not suffer to have its Common Stock suspended or delisted from trading for in excess of three (3) Trading Days.

(r)                                    Trading Volume.  The Company agrees that it shall not suffer to have the average daily trading volume of the Common Stock, during any consecutive ten (10) trading-day period, be less than fifty thousand and 00/100 ($50,000.00) dollars in value; provided, that for purposes of measuring compliance with this covenant, the value of the Common Stock traded shall be deemed to be equal to the average of the Volume-Weighted Average Price (the “VWAP”) of Common Stock times the volume, each as reported by Bloomberg, L.P.

(s)                                  Securities Law Violation.  The Company agrees that it shall not suffer a determination by the U.S. Securities and Exchange Commission or National Association of Securities Dealers, or any applicable state regulatory authority, that it or the Issuer has violated applicable Securities Laws.

(t)                                    Dilution.  The Company agrees that it shall not enter into a transaction or series of transactions that would violate the “Twenty Percent Rule” if the Common Stock were traded on the NASDAQ market.

(u)                                 Adverse Judgment.  The Company agrees that it shall not suffer to have a final judgment in respect of any action, suit or proceeding commenced against it or the Issuer awarding damages in an amount exceeding fifty thousand dollars ($50,000.00).

(v)                                 Material Misstatement or Omission.  The Company agrees that it shall not make any representation or warranty that is not true and correct in all material respects as of the date of this Agreement, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

5.                                       EVENT OF DEFAULT.

A breach by the Company of any covenant hereof shall be deemed to be an Event of Default.

(a)                                  Upon the occurrence of an Event of Default, which Event of Default is not cured within ten (10) business days after its occurrence:  (i) the amount of principal due under the Note shall be immediately due and payable to the Holder; (ii) default interest shall begin to accrue at the annual rate of eighteen (18%) percent per annum; (iii) the Holder may file the Affidavit of Confession of Judgment in a court of law; and (iv) the Holder shall be entitled to all remedies under law and as set forth in the Stock Pledge Agreement, and in connection therewith may transfer the shares of Common Stock pledged as collateral into his name or at his direction as provided in the Irrevocable Transfer Agent Instructions.

(b)                                 In the event that (i) an Event of Default shall occur and not be cured as provided above, (ii) the stock pledged as collateral pursuant to the Stock Pledge Agreement shall be sold or, alternatively, some or all of the stock pledged as collateral shall not be delivered in freely-salable form within five (5) business days following the request therefor, and (iii) a deficiency remains on the amount due hereunder (the “Remaining Deficiency”), then in such case, at the option of the Holder pursuant to a Note Conversion Letter in the form of “Exhibit F” and upon five (5) days’ written notice (the “Contingent Effective Date”), all or any portion of the unpaid amounts of principal and interest may be converted into the Convertible Debenture, the Company shall issue to the Holder a Default Warrant, the Company’s obligation under the Convertible Debenture shall be secured as provided in the Security Agreement, and the shares of Common Stock that may be issued upon conversion of the Convertible Debenture and the Default Warrant shall be subject to registration rights as provided in the Registration Rights Agreement.

6.                                       TRANSFER AGENT INSTRUCTIONS

(a)  At the Closing, the Company shall deliver to the Holder the Irrevocable Transfer Agent Instructions, signed by the Transfer Agent of the Company’s Common Stock to

indicate the Transfer Agent’s consent thereto. At such time as the Note shall be fully paid, the shares of Common Stock of the Company that are represented by the share certificate identified in the Irrevocable Transfer Agent Instructions shall have been sold by the Holder, or the Note shall be converted into the Convertible Debenture or otherwise satisfied, the Irrevocable Transfer Agent Instructions shall be cancelled, and shall be of no further force and effect, and promptly shall be returned to the Company.

(b)                                 The Company warrants that it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock from time to time upon exercise of the Warrants, conversion of the Contingent Convertible Debentures or exercise of the Default Warrants, as may be applicable from time to time, in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 2(g) of this Agreement prior to registration of the Shares under the Securities Act, registered in the name of the Holder or his nominee and in such denominations to be specified by the Holder in connection therewith.  Except as so provided, the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Agreements.  Nothing in this Section shall affect in any way the Holder’s obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

(c)                                  If the Holder provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Holder of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act,  the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities.

(d)                                 The Company understands that a delay in the delivery of certificates evidencing shares of Common Stock (“Conversion Certificates”), whether on foreclosure on collateral pledged pursuant to the Note, exercise of the Warrants, conversion of the Contingent Convertible Debentures, exercise of the Default Warrants or in payment of accrued interest, beyond the relevant delivery date therefor could result in economic loss to the Holder.  As compensation to the Holder for such loss, the Company agrees to pay late payments to the Holder for late issuance of the Conversion Certificates in accordance with the following schedule:

Late Payment For Each $10,000
No. of Trading Days Late	of Principal or Interest Being Converted
1	$100
2	$200
3	$300
4	$400
5	$500
6	$600
7	$700
8	$800
9	$900
10	$1,000
>10	$1,000 + $200 for each Business Day Late beyond 10 days

The Company shall pay any payments incurred under this Section 6(d) in immediately available funds upon demand.  Nothing herein shall limit the Holder’s right to pursue actual damages for the Company’s failure to issue and deliver the Conversion Certificates to the Holder within a reasonable time.  Furthermore, in addition to any other remedies that may be available to a Holder, in the event that the Company fails for any reason to effect delivery of such Conversion Certificates within ten (10) Trading Days after the required delivery date therefor, the Converting Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company prior to the Converting Holder’s receipt of the relevant Conversion Certificates, whereupon the Company and the Converting Holder each shall be restored to their respective positions immediately prior to delivery of such Notice of Conversion; provided, however, that any payments contemplated by this Section 6(d) of this Agreement which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder notwithstanding such revocation.

(e)                                  If, after the Holder has submitted a Notice of Conversion, the Company fails for any reason to deliver the Conversion Certificates by the relevant delivery date therefor, and at any time thereafter prior to the actual delivery of the Conversion Certificates the Converting Holder purchases, in an arm’s-length open market transaction or otherwise, shares of Common Stock (the “Covering Shares”) in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the “Sold Shares”), which delivery such Converting Holder anticipated to make using the shares to be issued upon such conversion (a “Buy-In”), the Converting Holder shall have the right to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts contemplated in other provisions of the Transaction Agreements, including, but not limited to, the provisions of the immediately preceding Section 6(d)), the Buy-In Adjustment Amount (as defined below).  The “Buy-In Adjustment Amount” is the amount equal to the number of Sold Shares multiplied by the excess, if any, of (x) the Holder’s total purchase price per share (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds per share (after brokerage commissions, if any) received by the Holder from the sale of the Sold Shares.  The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds immediately upon demand by the Converting Holder.  By way of illustration and not in limitation of the foregoing, if the

Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Holder will be $1,000.

(f)                                    In lieu of delivering physical certificates representing the Common Stock issuable upon conversion of the Contingent Convertible Debentures, exercise of a Warrant or at the request of the Holder with respect to any Shares previously issued, including the shares of Common Stock pledged pursuant to the Stock Pledge Agreement, provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder and the Holder’s compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause the Transfer Agent to electronically transmit to the Holder the Common Stock issuable upon foreclosure on the shares of Common Stock pledged as collateral to secure performance of the Company’s obligations with respect to the Note, exercise of the Warrants, conversion of the Convertible Debentures or exercise of a Contingent Warrant, by crediting the account of the Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

(g)                                 The Company will authorize the Transfer Agent to give information relating to the Company directly to the Holder or the Holder’s representatives upon the request of the Holder or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Holder in connection with a Notice of Conversion or a Notice of Exercise, or (ii) the aggregate number of outstanding shares of Common Stock of all shareholders (as a group and not individually) as of a current or other specified date.  At the request of the Holder, the Company will provide the Holder with a copy of the authorization so given to the Transfer Agent.

7.                                       CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.  The obligation of the Company hereunder to issue and sell the Notes and the Warrants to the Holder at the Closing, and to deliver the other Transaction Agreements to the Holder, is subject to the satisfaction, at or before the Closing Dates, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)                                  The Holder shall have executed the Transaction Agreements and delivered them to the Company.

(b)                                 The Holder shall have delivered to the Company the Purchase Price for the Notes and Warrants, minus any fees to be paid directly from the proceeds of the Closing as set forth herein, by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c)                                  The representations and warranties of the Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

8.                                       CONDITIONS TO THE HOLDER’S OBLIGATION TO PURCHASE.  The obligation of the Holder to purchase the Notes and Warrants and to accept delivery of the other Transaction Agreements at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(a)                                  The Company shall have executed the Transaction Agreements and delivered the same to the Holder.
(b)                                 The Common Stock shall be authorized for quotation or trading on the Primary Market, trading in the Common Stock shall not have been suspended for any reason, and all the Conversion Shares issuable upon the conversion of the Convertible Debentures, as well as the shares of Common Stock issuable upon exercise of the Warrants or upon exercise of the Default Warrants, shall be approved for listing or trading on the Primary Market.
(c)                                  The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties already is qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date
(d)                                 The Company shall have executed and delivered to the Holder the Note and the Warrant.
(e)                                  The Holder shall have received the Irrevocable Transfer Agent Instructions.(f)                The Holder shall have received an Opinion of Counsel in form satisfactory to the Holder, in his sole discretion.

(f)                                    The Company shall have delivered to the Holder a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(c) as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Holder, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(g)                                 The Company shall have created the Share Reserve.

(h)                                 The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Holder, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

9.                                       INDEMNIFICATION.

(a)                                  (i)                                     The Company agrees to indemnify and hold harmless the Holder and his employees and agents, and each Holder Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, “Damages”), joint or several, and any action in respect thereof to which the Holder, his partners, Affiliates, employees, and duly authorized agents, and any such Holder Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or non-fulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from a material breach of a material representation by the Holder or the Holder’s material failure to perform any covenant or agreement contained in this Agreement (in each case, as determined by a non-appealable judgment to such effect).

(ii)                                  The Company hereby agrees that, if the Holder, other than by reason of his gross negligence or willful misconduct or by reason of his trading of the Common Stock in a manner that is illegal under the federal securities laws (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Holder is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Holder from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Holder, directly or indirectly, and reimburse the Holder for his reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred.  The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Holder who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and the Holder Control Persons (if any), as the case may be, of the Holder and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Holder, any such Affiliate and any such Person.  The Company also agrees that neither the Holder nor any such Affiliate, partner, director, agent, employee or the Holder Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, except to the extent such liability is based on a material misrepresentation made by the Holder in Section 2 hereof or the Holder’s material failure to perform any material covenant or agreement of the Holder contained in the Transaction Agreements (in each case, as determined by a non-appealable judgment to such effect).

(b)                                 All claims for indemnification by any Indemnified Party (as defined below) under this Section 9 shall be asserted and resolved as follows:

(i)                                     In the event that any claim or demand in respect of which any Person claiming indemnification under any provision of this Section (an “Indemnified Party”) might seek indemnity under paragraph (a) of this Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a “Third Party Claim”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim for indemnification that is being asserted under any provision of this Section against any Person (the “Indemnifying Party”), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “Claim Notice”) with reasonable promptness to the Indemnifying Party.  If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party’s ability to defend has been prejudiced by such failure of the Indemnified Party.  The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “Dispute Period”) whether the Indemnifying Party disputes his or its liability or the amount of his or its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at his or its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.  The following provisions shall also apply.

(x)                                   If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9(b), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section).  The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect his or its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest.  The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear his or its own costs and expenses with respect to such participation.  Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives his or its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

(y)                                 If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, each in a reasonable manner, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld).  The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and his or its counsel in contesting any Third Party Claim which the Indemnified Party is contesting.  Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes his or its liability or the amount of his or its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this subparagraph (y) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation.  The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear his or its own costs and expenses with respect to such participation.

(z)                                   If the Indemnifying Party notifies the Indemnified Party that it does not dispute his or its liability or the amount of his or its liability to the Indemnified Party with respect to the Third Party Claim under paragraph (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes his or its liability or the amount of his or its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand.  If the Indemnifying Party has timely disputed his or its liability or the amount of his or its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(ii)                                  In the event that any Indemnified Party should have a claim under Section 9(a) against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9(a) specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) with reasonable promptness to the Indemnifying Party.  The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party’s rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby.  If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9(a) and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand.  If the Indemnifying Party has timely disputed his or its liability or the amount of his or its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(c)                                  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities to which the indemnifying party may be subject.

10.                                 GOVERNING LAW: MISCELLANEOUS

(a)                                  Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of Cook or the state courts of the State of Illinois sitting in the County of Cook in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of his rights under any of the Transaction Agreements.

(b)                                 Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(c)                                  Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)                                 Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)                                  Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(f)                                    Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:	Open Energy Corporation
514 Via de la Valle, Suite 200
Solana Beach, CA 92075
Attention: David Saltman, Chief Executive Officer
Telephone: 858-794-8800
Facsimile: 858-794-8811

With a copy to:	John Hart, Esq.
Open Energy Corporation
514 Via de la Valle, Suite 200
Solana Beach, CA 92075
Telephone: 858-794-8800
Facsimile: 858-794-8811

If to the Holder:	John M. Fife
303 East Wacker Drive, Suite 311
Chicago, IL 60657
Telephone: 312-565-1569
Facsimile: 312-819-9701

With a copy to:	Merrill E. Weber, Esq.
303 East Wacker Drive, Suite 311
Chicago, IL 60657
Telephone: 773-406-2386
Facsimile: 312-819-9701

Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(g)                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(h)                                 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)                                     Survival.  Unless this Agreement is terminated under Section 10(l), the representations and warranties of the Company and the Holder contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 6, and the indemnification provisions set forth in Section 9 shall survive the Closing for a period of two (2) years following the date on which the Convertible Debentures are converted in full.  The Holder shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)                                     Publicity.  The Company and the Holder shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Holder, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Holder in connection with any such press release or other public disclosure prior to its release and Holder shall be provided with a copy thereof upon release thereof).

(k)                                  Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)                                     Termination.  In the event that the Closing shall not have occurred on or before five (5) business days from the date hereof due to the Company’s or the Holder’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by the Company pursuant to this Section 9(l), the Company shall remain obligated to reimburse the Holder for the fees and expenses of Yorkville Advisors LLC described in Section 4(g) above.

(m)                               No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)                                 Jury Trial Waiver.  The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

(o)                                 Specific Performance.  The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement or any of the other Transaction Agreements were not performed in accordance with his or its specific terms or were otherwise breached.  It is accordingly agreed that the parties (including any Holder) shall be entitled to an injunction or injunctions, without (except as specified below) the necessity to post a bond, to prevent or cure breaches of the provisions of this Agreement or such other Transaction Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity; provided, however that the Company, upon receipt of a Notice of Conversion or a Notice of Exercise, may not fail or refuse to deliver the stock certificates and the related legal opinions, if any, based on any claim that the Holder has violated any provision hereof or for any other reason, unless the Company has first posted a bond for one hundred fifty percent (150%) of the principal amount and then obtained a court order specifically directing it not to deliver said stock certificates to the Holder.  This provision is deemed incorporated by reference into each of the Transaction Agreements as if set forth therein in full.

(p)                                 No Waiver by Failure or Delay.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(q)                                 Pronouns.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

(r)                                    Binding Effect of Facsimile Transmissions.              A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

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(s)                                  Survival of Representations and Warranties.  The Company’s and the Holder’s representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, for a period of three (3) years after the Closing Date and shall inure to the benefit of the Holder and the Company and their respective successors and assigns.

IN WITNESS WHEREOF, each the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on his or its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

HOLDER:

COMPANY:

OPEN ENERGY CORP.

Name:
Title:

EXHIBIT A	FORM OF NOTE

EXHIBIT B	AFFIDAVIT OF CONFESSION OF JUDGMENT

EXHIBIT C	FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS WITH LEGAL OPINION ATTACHED

EXHIBIT D	FORM OF STOCK PLEDGE AGREEMENT

EXHIBIT E	FORM OF WARRANT

EXHIBIT F	FORM OF NOTE CONVERSION LETTER

EXHIBIT G	CONVERTIBLE DEBENTURE

EXHIBIT H	FORM OF DEFAULT WARRANT

EXHIBIT I	FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT J	FORM OF SECURITY AGREEMENT

EXHIBIT K	FORM OF OPINION OF COUNSEL

EXHIBIT L	COMPANY DISCLOSURE SCHEDULES